Exhibit 10.7
(FOUR-YEAR TIME BASED VESTING)
LEAP WIRELESS INTERNATIONAL, INC.
2004 STOCK OPTION, RESTRICTED STOCK
AND DEFERRED STOCK UNIT PLAN
STOCK OPTION GRANT NOTICE AND NON-QUALIFIED
STOCK OPTION AGREEMENT
     Leap Wireless International, Inc. (the “Company”), pursuant to its 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein and in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Holder:

Option Number:

Grant Date:

Exercise Price per Share:	$ per share
Total Number of Shares Subject to the Option:

Expiration Date:

Type of Option:	This Option is a Non-Qualified Stock Option and is not an incentive stock option within the meaning of Section 422 of the Code.
Vesting Schedule:	The shares of Common Stock subject to the Option (rounded down to the next whole number of shares) shall vest and become exercisable on the dates and in the amounts indicated in Exhibit B to this Grant Notice.
     By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Holder has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

LEAP WIRELESS INTERNATIONAL, INC.		HOLDER:

By:		By:

Print Name:		Print Name:

Title:		Title:

Address:	10307 Pacific Center Court	Address:

San Diego, California 92121

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EXHIBIT A
TO STOCK OPTION GRANT NOTICE
NON-QUALIFIED STOCK OPTION AGREEMENT
     Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Non-Qualified Stock Option Agreement (this “Agreement”) is attached, Leap Wireless International, Inc. (the “Company”) has granted to Holder an option under the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in the Grant Notice.
ARTICLE I
GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
     1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.
ARTICLE II
GRANT OF OPTION
     2.1 Grant of Option. In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder the Option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. The Option shall be a Non-Qualified Stock Option and shall not be an incentive stock option within the meaning of Section 422 of the Code.
     2.2 Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.
ARTICLE III
PERIOD OF EXERCISABILITY
     3.1 Commencement of Exercisability.
          (a) Subject to Sections 3.3 and 5.8, the Option shall become vested and exercisable in such amounts and at such times as are set forth in Exhibit B to the Grant Notice.
          (b) No portion of the Option which has not become vested and exercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as

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applicable, shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and Holder.
     3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in Exhibit B to the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in Exhibit B to the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.
     3.3 Expiration of Option.
          (a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:
               (i) The expiration of ten (10) years from the Grant Date; or
               (ii) The expiration of ninety (90) days following the date of Holder’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, unless such termination occurs by reason of Holder’s death or Disability (as defined below) or the Holder’s termination by the Company for Cause (as defined in Exhibit B to the Grant Notice);
               (iii) The expiration of one (1) year following the date of Holder’s Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, by reason of Holder’s death or Disability; or
               (iv) The date of Termination of Employment, Termination of the Directorship, or Termination of Consultancy for Cause (as defined in Exhibit B to the Grant Notice).
          (b) For purposes of this Agreement, “Disability” means permanent and total disability within the meaning of Section 22(e)(3) of the Code.
ARTICLE IV
EXERCISE OF OPTION
     4.1 Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Holder, only Holder may exercise the Option or any portion thereof. After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
     4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

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     4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:
          (a) An Exercise Notice in writing signed by Holder or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. Such notice shall be substantially in the form attached as Exhibit C to the Grant Notice (or such other form as is prescribed by the Administrator); and
          (b) Subject to Section 6.2(d) of the Plan:
               (i) Full payment (in cash or by check) for the shares with respect to which the Option or portion thereof is exercised; or
               (ii) With the consent of the Administrator, such payment may be made, in whole or in part, through the delivery of shares of Common Stock which have been owned by Holder for at least six (6) months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
               (iii) To the extent permitted under applicable laws, through the delivery of a notice that Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is made to the Company upon settlement of such sale; or
               (iv) With the consent of the Administrator, any combination of the consideration provided in the foregoing paragraphs (i), (ii) and (iii); and
          (c) A bona fide written representation and agreement, in such form as is prescribed by the Administrator, signed by Holder or the other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for Holder’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that Holder or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Administrator may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act,

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and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares; and
          (d) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by Holder to pay for such shares under Section 4.3(b), subject to Section 10.4 of the Plan; and
          (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the Option.
     4.4 Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
          (a) The admission of such shares to listing on all stock exchanges on which such Common Stock is then listed; and
          (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and
          (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience; and
          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 4.3(b), subject to Section 10.4 of the Plan.
     4.5 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder.

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ARTICLE V
OTHER PROVISIONS
     5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
     5.2 Option Not Transferable.
          (a) Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
          (b) Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is not intended to qualify as an Incentive Stock Option, the Option may be transferred to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 10.1 of the Plan.
          (c) Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Holder, only Holder may exercise the Option or any portion thereof unless it has been disposed of pursuant to a DRO. After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
     5.3 Restrictive Legends and Stop-Transfer Orders.
          (a) The share certificate or certificates evidencing the shares of Common Stock purchased hereunder shall be endorsed with any legends that may be required by state or federal securities laws.
          (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer

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agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
     5.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
     5.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the address given beneath Holder’s signature on the Grant Notice. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.5. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     5.7 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     5.8 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     5.9 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

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     5.10 No Employment Rights. If Holder is an Employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.
     5.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

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EXHIBIT B
TO STOCK OPTION GRANT NOTICE
VESTING AND EXERCISABILITY PROVISIONS
     Capitalized terms used in this Exhibit B and not defined below shall have the meanings given them in the Grant Notice and the Stock Option Agreement.
     1. Time-Based Vesting. Subject to any accelerated vesting and exercisability pursuant to paragraph 2 below (which shall be in addition to the vesting and exercisability under this paragraph 1), and other provisions of the Grant Notice and the Stock Option Agreement, the shares of Common Stock subject to the Option shall vest and become exercisable in installments as follows:

Percentage of the Total Shares Subject to	Vesting Date
the Option that Vest and Become
Exercisable

25% of Total Number of Shares Subject to the Option	First Anniversary of the Grant Date

25% of Total Number of Shares Subject to the Option	Second Anniversary of the Grant Date

25% of Total Number of Shares Subject to the Option	Third Anniversary of the Grant Date

25% of the Total Number of Shares Subject to the Option	Fourth Anniversary of the Grant Date
The vesting and exercisability of the Option as to shares of Common Stock specified in this paragraph 1 shall be cumulative. The Option shall vest and become exercisable as to shares of Common Stock pursuant to this paragraph 1 only if Holder is an Employee, Director or Consultant of the Company or any of its Subsidiaries on the applicable Vesting Date.
     2. Change in Control Accelerated Vesting.
          (a) Termination of Employment in the Event of a Change in Control. In the event of a Change in Control, if Holder has a Termination of Employment by reason of discharge by the Company other than for Cause (as defined below), or by reason of resignation by Holder for Good Reason (as defined below), during the period commencing ninety (90) days prior to such Change in Control and ending twelve (12) months after such Change in Control, then the remaining unvested shares of Common Stock subject to the Option shall vest and become exercisable on the date of Holder’s Termination of Employment (or, if later, immediately prior to the date of the occurrence of such Change in Control).

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          (b) Definitions of Cause and Good Reason. For purposes of this Exhibit B, the terms “Cause” and “Good Reason” shall have the meanings given to such terms in Holder’s employment agreement with the Company in effect on the Grant Date and if Holder does not have an employment agreement or Holder’s employment agreement does not include definitions of “Cause” and “Good Reason,” the terms shall be defined for purposes of this Exhibit B as follows:
          (i) “Cause” shall mean termination of Holder’s employment by the Company (or any Parent or Subsidiary or any successor thereof) for any one or more of the following occurrences: (A) Holder’s material breach of any provision of the Employee Confidentiality and Invention Assignment Agreement or any other agreement between Holder and the Company (or any Parent or Subsidiary or any successor thereof), after a written notice from the Company is delivered to Holder describing Holder’s breach and Holder is afforded a period of at least thirty (30) days to correct the breach and fails to do so within such period; (B) Holder’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for (i) any felony, or (ii) other illegal conduct (other than minor traffic violations) that is likely to inflict or has inflicted material injury on the business of the Company (or any Parent or Subsidiary or any successor thereof); (C) Holder’s commission of an act of fraud, embezzlement or dishonesty, whether prior to or subsequent to the date hereof upon the Company (or any Parent or Subsidiary or any successor thereof); (D) Holder’s willful neglect of or willful failure to substantially perform (i) Holder’s duties with the Company (or any Parent or Subsidiary or any successor thereof) or (ii) the lawful and reasonable directions of the Board of Directors of the Company (or any Parent or Subsidiary or any successor thereof which employs Holder or for which Holder serves as an officer) or of the individual to whom Holder reports (other than any such neglect or failure occurring after Holder’s issuance of a notice of termination for Good Reason), after a written notice from the Company is delivered to Holder describing Holder’s neglect or failure to perform and Holder is afforded a period of at least thirty (30) days to correct the neglect or failure to perform and fails to do so within such period; or (E) Holder’s gross misconduct affecting or material violation of any duty of loyalty to the Company (or any Parent or Subsidiary or any successor thereof).
(ii) “Good Reason” shall mean, without Holder’s express written consent, the occurrence of any of the following circumstances: (A) a material diminution in Holder’s authority, duties or responsibilities with the Company (or any Parent or Subsidiary or any successor thereof), including, without limitation, the continuous assignment to Holder of any duties materially inconsistent with Holder’s position with the Company (or any Parent or Subsidiary or any successor thereof), or a material negative change in the nature or status of Holder’s responsibilities or the conditions of Holder’s employment with the Company (or any Parent or Subsidiary or any successor thereof); (B) a material diminution in Holder’s annualized cash and benefits compensation opportunity, which shall include Holder’s base compensation, Holder’s annual target bonus opportunity and Holder’s aggregate employee benefits, as in effect on the Grant Date as the same may be increased from time to time thereafter; (C) a material change in the geographic location at which Holder must perform his or her duties (and the Company and Holder agree that any involuntary relocation of the Company’s offices (or the offices of any Parent or

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B-2

Subsidiary or any successor thereof) at which Holder is principally employed to a location more than sixty (60) miles from such location would constitute a material change); or (D) a material breach by the Company (or any Parent or Subsidiary or any successor thereof) of its obligations to Holder under a written severance agreement that expressly provides that Holder’s resignation of employment with the Company (or any Parent or Subsidiary thereof) following a material breach of such written severance agreement constitutes a resignation of employment for “Good Reason” thereunder.
Holder’s right to terminate employment with the Company (or any Parent or Subsidiary or any successor thereof) pursuant to this subparagraph shall not be affected by Holder’s incapacity due to physical or mental illness. Holder’s continued employment with the Company (or any Parent or Subsidiary or any successor thereof) shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
Holder must provide written notice to the Company of the occurrence of any of the foregoing events or conditions without Holder’s written consent within ninety (90) days of the initial occurrence of such event or condition. The Company (or any Parent or Subsidiary or any successor thereof) shall have a period of thirty (30) days to cure such event or condition after receipt of written notice of such event or condition from Holder. Holder must resign for Good Reason within one (1) year following the initial existence of the event or condition constituting Good Reason.
          (c) Condition to Accelerated Vesting and Exercisability. The accelerated vesting and exercisability of shares of Common Stock subject to the Option pursuant to subparagraph 2(a) shall be conditioned on the Holder’s delivery to the Company of an executed General Release substantially in the form attached as Exhibit D to the Grant Notice (which General Release shall be subject to revision from time-to-time by the Company due to, among other things, changing legal and regulatory requirements) and the Holder’s non-revocation of such General Release during the time period for such revocation set forth therein.
     3. Limit on Vesting. In no event will the Option become vested and/or exercisable for more than 100% of the shares of Common Stock subject to the Option pursuant to the provisions of this Exhibit B.

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B-3

EXHIBIT C
TO STOCK OPTION GRANT NOTICE
FORM OF EXERCISE NOTICE
     Effective as of today,                     ,                      the undersigned (“Holder”) hereby elects to exercise Holder’s option to purchase                      shares of the Common Stock (the “Shares”) of Leap Wireless International, Inc. (the “Company”) under and pursuant to the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”) and the Stock Option Grant Notice and Non-Qualified Stock Option Agreement dated                     , (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total Exercise Price:	$

Certificate to be issued in name of:

Cash Payment delivered herewith:	$ (Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:	The Option is a Non-Qualified Stock Option and is not an incentive stock option within the meaning of Section 422 of the Code.
     1. Representations of Holder. Holder acknowledges that Holder has received, read and understood the Plan and the Option Agreement. Holder agrees to abide by and be bound by their terms and conditions.
     2. Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any’ other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10.3 of the Plan.
     3. Tax Consultation. Holder understands that there are tax consequences to Holder as a result of Holder’s purchase or disposition of the Shares. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.
     4. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire

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agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

ACCEPTED BY:	SUBMITTED BY
LEAP WIRELESS INTERNATIONAL, INC.	HOLDER:

By:	By:

Print Name:	Print Name:

Title:	Address:

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C-2

EXHIBIT D
TO STOCK OPTION GRANT NOTICE
FORM OF GENERAL RELEASE
     1. General Release of Claims. In consideration of certain rights to accelerated vesting and exercisability of options to purchase shares of common stock of Leap Wireless International, Inc. (the “Company”) granted to the undersigned (“Holder”) pursuant to the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Plan”), Holder does hereby for himself or herself and his or her spouse, beneficiaries, heirs, successors and assigns, release, acquit and forever discharge the Company and Cricket Communications, Inc. (collectively, the “Companies”) and their respective stockholders, officers, directors, managers, employees, representatives, related entities, successors and assigns, and all persons acting by, through or in concert with them (collectively, the “Releasees”) of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, except for criminal activity, known or unknown, which Holder may have against the Releasees based on any actions or events which occurred prior to the date of this General Release, including, but not limited to, those related to, or arising from, Holder’s employment with the Companies, or the termination thereof, any claims under Title VII of the Civil Rights Act of 1964, the Federal Age Discrimination and Employment Act and the California Fair Employment and Housing Act (collectively, “Claims”). This General Release shall not, however, constitute a waiver of any of Holder’s vested rights under any outstanding award granted to Holder pursuant to the Plan or under the terms of any employee benefit plan of the Companies in which Holder is a participant.
     2. Release of Unknown Claims. In addition, Holder expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     3. Older Worker’s Benefit Protection Act. Holder agrees and expressly acknowledges that this General Release includes a waiver and release of all claims which Holder has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621, et seq. (“ADEA”). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this General Release:
          a. That this General Release is written in a manner calculated to be understood by Holder.
          b. The waiver and release of claims under the ADEA contained in this General Release do not cover rights or claims that may arise after the date on which Holder signs this General Release.

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          c. The rights to accelerated vesting and exercisability of options to purchase shares of the Company’s common stock provide for consideration in addition to anything of value to which Holder is already entitled.
          d. Holder is advised to consult an attorney before signing this General Release.
          e. Holder is afforded twenty-one (21) days (or, in the event that the Holder is terminated in connection with an exit incentive or other employment termination program, forty-five (45) days) after Holder is provided with this General Release to decide whether or not to sign this General Release. If Holder executes this General Release prior to the expiration of such period, Holder does so voluntarily and after having had the opportunity to consult with an attorney.
          f. In the event that any termination of Holder’s employment is in connection with an exit incentive or other employment termination program, Holder is provided with written information, calculated to be understood by the average individual eligible to participate, as to:
          (i) any class, unit, or group of individuals covered by such program, any eligibility factors for such program, and any time limits applicable to such programs; and
          (ii) the job titles and ages of all individuals eligible or selected for the program, and the ages of all individuals in the same job classification or organizational unit who are not eligible or not selected for the program.
          g. Holder will have the right to revoke this General Release within seven (7) days of signing this General Release. In the event this General Release is revoked, this General Release will be null and void in its entirety, and Holder will not receive the benefits described in Paragraph 1 above.
          h. If Holder wishes to revoke the General Release, Holder shall deliver written notice stating his or her intent to revoke this General Release to the Company’s Corporate Secretary on or before the seventh (7th) day after the date hereof.
     4. No Assignment of Claims. Holder represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Holder may have against the Releasees, or any of them, and Holder agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.
     5. No Suits or Actions. Holder agrees that if he or she hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Releasees any of the Claims released hereunder, then he or she will pay to the Releasees against whom such suit or Claim is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or Claim.

4-Year Time Based Vesting Stock Options	7/08

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     6. No Admission. Holder further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees.

HOLDER

Date:

4-Year Time Based Vesting Stock Options	7/08

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